Exhibit 10.1

SUBSCRIPTION AGREEMENT

July [●], 2021

CF Acquisition Corp. V

110 East 59th Street

New York, NY 10022

Satellogic Inc.

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

Nettar Group Inc. (d/b/a Satellogic)

c/o Maples Corporate Services (BVI) Limited

Kingston Chambers

P.O. Box 173

Road Town, Tortola

British Virgin Islands

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is entered into this [●] day of July, 2021, by and among Satellogic Inc., an exempted company limited by shares incorporated under the laws of the British Virgin Islands (the “Issuer”), CF Acquisition Corp. V, a Delaware corporation (the “Company”), and the undersigned (the “Subscriber” or “you”).

The Issuer has entered into an Agreement and Plan of Merger dated as of the date hereof (the “Transaction Agreement” and the transactions contemplated thereby, the “Transactions”), among the Issuer, the Company, the Target, and the other parties named therein, pursuant to which (i) it has formed a British Virgin Islands business company with limited liability, wholly-owned by the Issuer (the “Non-US Merger Sub”), which will, pursuant to the Transaction Agreement, merge with and into Nettar Group Inc. (d/b/a Satellogic), an exempted company incorporated in the British Virgin Islands (“Target”), with the Target as the surviving entity (the “First Merger”), and (ii) it has formed a Delaware corporation, wholly-owned by the Issuer (the “US Merger Sub”), which will, pursuant to the Transaction Agreement and following consummation of the First Merger, merge with and into the Company, with the Company as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”). In connection with the Transaction Agreement, the Issuer is seeking commitments to purchase shares of the Issuer’s Class A ordinary shares, par value $0.0001 per share (any such Class A ordinary shares, “Issuer Shares”), in a private placement to be conducted by the Issuer (the “Offering”).

On the date set forth on the signature page of this subscription agreement (this “Subscription Agreement”), the Issuer is entering into subscription agreements substantially similar to this Subscription Agreement (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase in the Offering, effective on the closing date of the Transactions, inclusive of the Issuer Shares to be purchased by the undersigned an aggregate of up to 6,966,770 Issuer Shares. In addition, the Subscriber and the Other Subscribers may be issued (i) additional Issuer Shares in the event the Adjustment Period VWAP (as defined below) is less than $10.00, and (ii) warrants to purchase Issuer Shares to the extent the Subscriber and/or any Other Subscriber elects to apply the Lock-Up Addendum (as defined below) on the terms and conditions included in the Lock-Up Addendum.

In connection therewith, the Subscriber, the Company, and the Issuer agree as follows:

1. Definitions.

(a) “Adjustment Period” shall mean the 30 calendar day period ending on (and including) the Effectiveness Date.

(b) “Adjustment Period VWAP” means the volume weighted average price of an Issuer Share, as reported on the Trading Market, determined for the Trading Days that occur during the Adjustment Period (as reported on Bloomberg).

(c) “Eligible Subscriber” means any Subscriber who is not a beneficial or record owner of the Target’s equity or an affiliate of the Company prior to the Closing. If a Subscriber elects to receive warrants pursuant to the Lock-Up Addendum, such Subscriber shall not be an Eligible Subscriber. For the avoidance of doubt, the Sponsor shall not be an Eligible Subscriber.

(d) “F-4 Registration Statement” means the registration statement on Form F-4 (as amended or supplemented from time to time) to be filed by the Issuer with the Commission (as defined below) pursuant to the Transaction Agreement, including the Proxy Statement.

(e) “IPO Prospectus” means the final prospectus of the Company, dated as of January 28, 2021 and filed with the Commission (File No. 333-251971) on January 29, 2021.

(f)   “Proxy Statement” means the proxy statement filed as part of the F-4 Registration Statement for the purpose of soliciting proxies from Company stockholders to approve the Transaction and the other proposals related to the Transaction.

(g) “Redemption Right” means the right to redeem or convert shares of Company Common Stock (as defined below) in connection with the redemption conducted by the Company in accordance with the Company’s organizational documents and the IPO Prospectus in conjunction with the Transaction Closing.

(h) “Sponsor” shall mean CFAC Holdings V, LLC.

(i) “Trading Day” means any day on which the Trading Market is open for trading.

(j) “Trading Market” means the national stock exchange on which the Issuer Shares are listed for trading, which shall be either Nasdaq Stock Market (“Nasdaq”) or The New York Stock Exchange (“NYSE”).

(k) “Transfer” means (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any relevant securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2. Subscription; Subscriber Shares.

(a) The Subscriber hereby subscribes for and agrees to purchase from the Issuer, and the Issuer agrees to issue and sell to the Subscriber, such number of Issuer Shares as is set forth on the signature page of this Subscription Agreement (the “Subscriber Committed Shares”, as may be decreased by any “Non-Redeemed Shares” pursuant to Section 2(d), together with any additional Issuer Shares that may be issued to the Subscriber pursuant to Section 2(b), collectively, the “Subscriber Shares”). In consideration for the Subscriber Shares, the Subscriber shall pay the Issuer an aggregate purchase price equal to the product of (x) $10.00, and (y) the Subscriber Committed Shares (the “Purchase Price”), all on the terms and conditions provided for herein.

(b) In the event the Adjustment Period VWAP is less than $10.00 per Issuer Share, the Subscriber shall be entitled to receive a number of additional Issuer Shares equal to the product of (x) the sum of the Subscriber Committed Shares plus any Non-Redeemed Shares (as defined below) that the Subscriber holds through the Effectiveness Date, multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Subscriber Additional Shares”); provided that in the event the Adjustment Period VWAP is less than $8.00, the Adjustment Period VWAP for purposes of this calculation shall be deemed to be $8.00 (i.e., in no event shall the number of Subscriber Additional Shares exceed 25% of the number of Subscriber Committed Shares plus any Non-Redeemed Shares that the Subscriber holds through the Effectiveness Date).

(c) In addition to the Subscriber Shares, if the Subscriber elects to execute the addendum to this Subscription Agreement (the “Lock-Up Addendum”), the Subscriber shall be issued that number of warrants to purchase Issuer Shares as set forth on (and subject to the terms and conditions included in) the Lock-Up Addendum.

(d) Notwithstanding anything to the contrary contained in this Subscription Agreement, if (i) the Subscriber is an Eligible Subscriber; (ii) as of the fifth calendar day after the effectiveness of the F-4 Registration Statement, the Subscriber holds any shares of Company Class A Common Stock (as defined below) (including shares of Company Class A Common Stock acquired prior to the date of this Subscription Agreement), along with any related Redemption Rights (such shares of Company Class A Common Stock, the “Eligible Shares”); and (iii) the Subscriber (1) does not exercise any Redemption Rights with respect to such Eligible Shares (including revoking any prior redemption or conversion elections made with respect to such Eligible Shares), (2) does not Transfer such Eligible Shares prior to the Initial Closing Date (as defined below), and (3) votes such Eligible Shares in favor of each proposal contained in the Proxy Statement, then such Eligible Shares shall be “Non-Redeemed Shares”, and the number of Subscriber Committed Shares the Subscriber is obligated to purchase under this Subscription Agreement may be reduced by the number of Non-Redeemed Shares. In order to decrease the Subscriber Committed Shares, the Subscriber must, at least five (5) business days prior to the date of the Company’s special shareholders meeting to be held pursuant to the Proxy Statement, deliver to the Company a certificate in the form attached hereto as Exhibit B, and shall further, upon the Company’s request, promptly provide such additional documents reasonably requested by the Company relating to the Eligible Shares.

3. Initial Closing; Additional Closing; Delivery of Subscriber Shares.

(a) The issuance of the Subscriber Committed Shares contemplated hereby (the “Initial Closing”, and the date on which the Initial Closing actually occurs, the “Initial Closing Date”) is contingent upon the substantially concurrent consummation of the Transactions (the “Transaction Closing”). The Initial Closing shall occur on the date of but immediately prior to the Second Merger.

(b) At least fifteen (15) Business Days (as defined below) before the anticipated Initial Closing Date, the Issuer shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Initial Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer (provided that the Issuer shall be permitted to supplement or update the Closing Notice as necessary to extend the anticipated Initial Closing Date). No later than two (2) Business Days after receiving the Closing Notice, the Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscriber Committed Shares to the Subscriber. No later than 4:00 p.m. (Eastern time) one (1) Business Day prior to the Initial Closing Date specified in the Closing Notice (as may be supplemented), the Subscriber shall deliver the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Initial Closing.

(c) The Issuer shall deliver to the Subscriber (i) at the Initial Closing, the Subscriber Committed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii)  promptly after the Initial Closing, evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Subscriber Committed Shares (in book entry form) on and as of the Initial Closing Date. In the event that the consummation of the Second Merger does not occur within two (2) Business Days after the anticipated Initial Closing Date specified in the Closing Notice (as may be supplemented), unless otherwise agreed to in writing by the Issuer and the Subscriber, the Issuer shall promptly (but in no event later than one (1) Business Day after the anticipated Initial Closing Date specified in the Closing Notice (as may be supplemented) return the Purchase Price so delivered by the Subscriber to the Issuer by wire transfer in immediately available funds to the account specified in writing by the Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 9 herein, the Subscriber shall, subject to the satisfaction or waiver of the conditions set forth herein, remain obligated (A) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to the Subscriber of a new Closing Notice and (B) to consummate the Initial Closing immediately prior to the consummation of the Second Merger. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price, the Issuer shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

(d) If applicable, the issuance of the Subscriber Additional Shares contemplated hereby (the “Additional Closing” and together with the Initial Closing, each, a “Closing”) shall occur on the third (3rd) Business Day following the Effectiveness Date (the “Additional Closing Date” and together with the Initial Closing Date, each, a “Closing Date”). The Issuer shall deliver to the Subscriber (i) at the Additional Closing, any Subscriber Additional Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii)  promptly after the Additional Closing, evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Subscriber Additional Shares (in book entry form) on and as of the Additional Closing Date.

4. Closing Conditions. In addition to the conditions set forth in Section 3:

(a) General Conditions. Each Closing is also subject to the satisfaction or valid waiver in writing by each party of the conditions that, on such Closing Date:

(i) no suspension of the qualification of the applicable Subscriber Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by this Subscription Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Subscription Agreement; and

(iii) in respect of the Initial Closing only, all conditions precedent to each party’s obligation to effect the Transactions set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or, subject to the Subscriber’s consent where required pursuant to this Subscription Agreement, waived (as determined by the parties to the Transaction Agreement and other than those conditions that, by their nature, (x) may only be satisfied at the Transaction Closing (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of Issuer Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to the satisfaction or waiver of such conditions as of the Transaction Closing, or (y) will be satisfied by the Initial Closing and the closing of the transactions contemplated by the Other Subscription Agreements), and the Second Merger shall be scheduled to occur immediately following the Initial Closing.

(b) Issuer Conditions. The obligations of the Issuer to consummate each Closing (or, in respect of Section 4(b)(iii), the Additional Closing only), are also subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on such Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of such Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of such Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of such Closing Date or as of such specific date, as applicable;

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to such Closing; and

(iii) in respect of the Additional Closing only, to the extent the Subscriber is entitled to Subscriber Additional Shares pursuant to Section 3, the Subscriber shall have delivered a duly-executed closing certificate in the form attached hereto as Exhibit C dated the Additional Closing Date.

(c) Subscriber Conditions. The obligations of the Subscriber to deliver the Purchase Price, and to perform any of its other obligations hereunder, are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Initial Closing Date:

(i) all representations and warranties of the Issuer and the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Issuer MAE or Company MAE (each as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Initial Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer MAE or Company MAE, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Initial Closing, shall constitute a reaffirmation by the Issuer and the Company of each of its respective representations, warranties and agreements contained in this Subscription Agreement as of the Initial Closing Date or as of such specific date, as applicable;

(ii) each of the Company and Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Initial Closing;

(iii) no amendment, modification, or waiver of the Transaction Agreement or Issuer’s organizational documents (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement;

(iv) the Company and Issuer shall have obtained all consents or approvals (including any approval of shareholders) necessary to permit Issuer and Company to perform its obligations under this Subscription Agreement and consummate the Transactions; and

(v) the Issuer Shares shall be approved for listing on Nasdaq or NYSE, as applicable, subject to official notice of issuance.

5. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Subscriber Shares by the Issuer and the consummation of the transactions contemplated hereby, (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or the combined company after giving effect to the Transactions (a “Company MAE”) or materially affect the validity of the Subscriber Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company MAE or materially affect the validity of the Subscriber Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(d) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) those required to consummate the Transactions as provided under the Transaction Agreement, (ii) the filings required in accordance with Section 8(c), (iii) any filings or notices required by Nasdaq or the NYSE, as applicable, (iv) the filing of notification under the Hart-Scott Rodino Antitrust Antitrust Improvements Act of 1976, if applicable (“HSR”), and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Company MAE.

(e) Capitalization. As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 240,000,000 shares of Class A common stock, par value $0.0001 per share (the “Company Class A Common Stock”), (ii) 30,000,000 shares of Class B common stock, par value $0.0001 per share (the “Company Class B Common Stock” and together with the Company Class A Common Stock, the “Company Common Stock”), and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). As of the date of this Subscription Agreement, (A) 25,600,000 shares of Company Class A Common Stock are issued and outstanding, (B) 6,250,000 shares of Company Class B Common Stock are issued and outstanding, (C) 8,333,333 redeemable public warrants to purchase Company Class A Common Stock are issued and outstanding, (D) 200,000 private placement warrants to purchase Company Class A Common Stock are issued and outstanding, and (E) no Preferred Stock is issued and outstanding. All (1) issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Company Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. As of the date hereof, the Company had no outstanding long-term indebtedness (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and other indebtedness to be repaid at the Transaction Closing) and will not have any such long-term indebtedness immediately prior to the Initial Closing (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and other indebtedness to be repaid at the Transaction Closing).

(f) Registration of Common Stock. As of the date of this Agreement, the issued and outstanding shares of Company Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “CFV.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Securities and Exchange Commission (the “Commission”) with respect to any intention by such entity to deregister the Company Common Stock or prohibit or terminate the listing of the Company Common Stock on Nasdaq.

(g) Regulatory Actions. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Company MAE, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(h) Compliance. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company MAE. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company MAE. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company MAE.

(i) Broker Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation to be paid to Cantor Fitzgerald & Co. as sole placement agent to the Issuer (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Subscriber in connection with the sale of any Issuer Shares in the Offering.

(j) SEC Reports; Financial Statements. As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. Notwithstanding the foregoing, no representation or warranty is made as to the historical accounting treatment of the Company’s issued and outstanding warrants, or as to any deficiencies in related disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) to the extent Company is required to make changes to its prior financial statements to reflect other changes in accounting presentation in each case, in connection with the Staff Statement Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies issued by the Staff on April 12, 2021 (the “Statement”).

(k) No Side Letters. Other than the Other Subscription Agreements, the Transaction Agreement, the Amended and Restated Forward Purchase Contract, dated the date hereof, between the Sponsor, the Issuer and the Company (the “Forward Purchase Contract”) and the agreements contemplated thereby, the Company has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Issuer through the Offering, except for side letters required to comply with an Other Subscriber’s policies and procedures or rules and regulations applicable to the Other Subscriber. No Other Subscription Agreement includes terms and conditions that are more advantageous to any such Other Subscriber than the Subscriber hereunder (other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds and other than the Forward Purchase Contract), and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement to include such terms and conditions.

(l) No Bankruptcy. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

6. Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Issuer is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Issuer has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Issuance. The Subscriber Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscriber Shares will be validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s articles of association (as in effect at such time of issuance).

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement (including the issuance and sale of the Subscriber Shares by the Issuer), and the consummation of the transactions contemplated hereby, (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Issuer or the combined company after giving effect to Transactions (an “Issuer MAE”) or materially affect the validity of the Subscriber Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would have an Issuer MAE or materially affect the validity of the Subscriber Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Subscriber Shares), (i) any required filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (ii) the filing with the Commission of a registration statement pursuant to Section 10, (iii) the filings required by applicable state or federal securities laws, (iv) the filings required in accordance with Section 8(c), (v) any filings or notices required by Nasdaq or the NYSE, as applicable, (vi) those required to consummate the Transactions as provided under the Transaction Agreement, (vii) the filing of notification under HSR, if applicable, and (viii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer MAE.

(f) Capitalization. As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 50,000 Issuer Shares, of which one (1) Issuer Share is issued and outstanding as of the date of this Agreement. The issued and outstanding Issuer Share has been duly authorized and validly issued, is fully paid and is non-assessable and is not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the A&R Forward Purchase Contract, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Issuer Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than US Merger Sub and Non-US Merger Sub, the Issuer has no subsidiaries, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Transaction Agreement. As of the date hereof, the Issuer had no outstanding long-term indebtedness and will not have any such long-term indebtedness immediately prior to the Initial Closing.

(g) Registration of Issuer Shares. Upon consummation of the Transaction Closing, the Issuer Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq or the NYSE, as determined by the Issuer, and the Subscriber Shares will be approved for listing on such trading market, subject to official notice of issuance.

(h) Regulatory Actions. There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

(i) Compliance. The Issuer is in compliance with all applicable laws. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties.

(j) Broker Fees. Except as set forth in the following sentence, the Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation to be paid to the Placement Agent, the Issuer is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Subscriber in connection with the sale of any Issuer Shares in the Offering.

(k) Investment Company. The Issuer is not, and immediately after receipt of payment for the Issuer Shares being sold in the Offering, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 7, in connection with the offer, sale and delivery of the Subscriber Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Subscriber Shares under the Securities Act. The Subscriber Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(m) No Side Letters. Other than the Other Subscription Agreements, the A&R Forward Purchase Contract, and the Transaction Agreement, the Issuer has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Issuer through the Offering, except for side letters required to comply with an Other Subscriber’s policies and procedures or rules and regulations applicable to the Other Subscriber. No Other Subscription Agreement includes terms and conditions that are more advantageous to any such Other Subscriber than the Subscriber hereunder and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement to include such terms and conditions.

(n) No Bankruptcy. Neither the Issuer nor any of its subsidiaries, if any, has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary (if any), have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

7. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to each of the Company and the Issuer that:

(a) Subscriber Status. At the time the Subscriber was offered the Subscriber Shares, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act) (a “QIB”), as indicated in the questionnaire attached as Exhibit A hereto (an “Investor Questionnaire”), (ii) an “institutional account”, as defined in FINRA Rule 4512(c) (an “Institutional Account”), and (iii) acquiring the Subscriber Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber, if not an individual, is not an entity formed for the specific purpose of acquiring the Subscriber Shares.

(b) Nature of Investment. The Subscriber understands that the Subscriber Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscriber Shares delivered at the Closings have not been registered under the Securities Act. The Subscriber understands that the Subscriber Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Subscriber Shares delivered at the Closings shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, the Subscriber may not be able to readily resell the Subscriber Shares and may be required to bear the financial risk of an investment in the Subscriber Shares for an indefinite period of time. The Subscriber acknowledges that the Subscriber Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscriber Shares.

(c) Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Subscriber to enter into and perform its obligations under this Subscription Agreement, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(d) Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing the Subscriber Shares directly from the Issuer. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company or the Issuer, or any of their respective officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication, other than the representations, warranties, covenants and agreements herein.

(e) Tax Treatment. The Subscriber’s acquisition and holding of the Subscriber Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f)   Receipt of Disclosure. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscriber Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the following items (collectively, the “Disclosure Documents”): (i) the IPO Prospectus, (ii) each filing made by the Company with the Commission following the filing of the IPO Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by the Company with the Commission and (iv) the investor presentation by the Company and the Target, a copy of which will be furnished by the Company to the Commission. The undersigned understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing and further understands, agrees and acknowledges that the Subscriber Shares are not being issued by the Company, and that the SEC Reports do not contain any disclosure with respect to the Issuer in which the Subscriber is investing. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask the Issuer’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscriber Shares.

(g) No General Solicitation. The Subscriber became aware of this Offering of the Subscriber Shares solely by means of direct contact between the Subscriber and the Company, the Issuer, the Placement Agent or a representative of any of the foregoing, and the Subscriber Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Issuer, the Placement Agent or a representative of any of the foregoing. The Subscriber acknowledges that the Issuer represents and warrants that the Subscriber Shares (i) were not offered to the Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscriber Shares, including risks similar to those set forth in the Disclosure Documents and in the Company’s filings with the Commission. The Subscriber is a sophisticated institutional investor and is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscriber Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscriber Shares and determined that the Subscriber Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i) Warrants. The Subscriber acknowledges and agrees that the Staff of the SEC issued the Statement and notwithstanding anything in this Subscription Agreement to the contrary, no restatement, revision or other modification of the Company’s financial statements in the SEC Reports with respect to the historical accounting treatment of the Company’s issued and outstanding warrants or with respect to any deficiencies in related disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from a review of the Statement shall be deemed to be material for purposes of this Subscription Agreement nor constitute a Company MAE.

(j) Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Subscriber Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(k) Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Subscriber Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s and the Issuer’s representations and warranties contained herein.

(l) OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Subscriber Shares were legally derived.

(m) No Reliance on Placement Agent. In making its decision to purchase the Subscriber Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber, the investor presentation provided to the Subscriber and the representations and warranties of the Company and the Issuer set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Company, the Issuer, the Target or the Subscriber Shares, or the offer and sale of the Subscriber Shares. No disclosure or offering document has been provided by the Placement Agent in connection with the offer and sale of the Subscriber Shares. The Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Issuer or the Subscriber Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company or the Issuer. In connection with the issue and purchase of the Subscriber Shares, the Placement Agent has not made any recommendations regarding an investment in the Issuer or the Subscriber Shares. The Subscriber agrees and acknowledges that the Placement Agent is acting as the Issuer’s placement agent in connection with the transactions contemplated by this Subscription Agreement and has not acted as the Subscriber’s financial advisor or fiduciary.

The Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Company and the Issuer.

8. Additional Covenants

(a) Transfer Restrictions.

(i) The Subscriber Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws, and pursuant to an effective registration statement, Rule 144 (defined below) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Issuer or to one or more affiliates of the Subscriber or to a lender to the Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure. As a condition of transfer, (1) other than pursuant to an effective registration statement, or a transfer to the Issuer or to one or more affiliates of the Subscriber or to a lender to the Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Subscriber Shares under the Securities Act and (2) any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Subscription Agreement.

(ii) Each of the Company and the Issuer acknowledge and agree that, notwithstanding anything herein to the contrary, the Subscriber may from time to time after the Initial Closing pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Subscriber Shares issued and sold to the Subscriber to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Subscriber Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided, that the Subscriber and its pledgee shall be required to comply with other provisions of this Section 8 in order to effect a sale, transfer or assignment of Subscriber Shares to such pledgee. The Issuer will execute and deliver such reasonable documentation as a pledgee or secured party of the Subscriber Shares may reasonably request in connection with a pledge or transfer of the Subscriber Shares.

(iii) The Subscriber agrees to the imprinting, so long as is required by this Section 8(a), of a legend on any of the Subscriber Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(iv) Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Issuer’s transfer agent, the Issuer shall ensure that instruments, whether certificated or uncertificated, evidencing the Subscriber Shares shall not contain any legend (including the legend set forth in Section 8(a)(iii)), ((A) following any sale of such Subscriber Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), or (B) if such Subscriber Shares are eligible for sale under Rule 144, without the requirement for the Issuer to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

(v) The Subscriber agrees with the Issuer that the Subscriber will sell any Subscriber Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that, if Subscriber Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Subscriber Shares as set forth in this Section 8 is predicated upon the Issuer’s reliance upon this understanding.

(b) Furnishing of Information; Public Information. Until the earliest of (i) the first date on which the Subscriber can sell all of its Subscriber Shares under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) two (2) years from the Initial Closing Date, the Issuer covenants to maintain the registration of the Issuer Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the effective date of registration of the Issuer Shares pursuant to the Exchange Act.

(c) Public Disclosure. The Company shall (a) by 9:30 a.m. ET on the first Business Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K, including the Transaction Agreement and the investor presentation provided to the Subscriber, or the material non-public information contained therein, as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by or on behalf of the Company, the Issuer, the Target or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company, the Issuer, the Target or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. The Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, none of the Company, the Issuer or the Subscriber shall publicly disclose the name of any other party to this Agreement, or include the name of any other party in any filing with the Commission, any regulatory agency or Nasdaq or the NYSE, as applicable, without the prior written consent of the party being disclosed, except to the extent such disclosure is required by applicable law, Commission, Nasdaq or the NYSE, as applicable, regulations or at the request of any governmental or regulatory agency or as required by legal process, in which case (to the extent legally permissible) written notice of such disclosure permitted under this clause shall be made to the other party prior to or as soon as reasonably practicable following such disclosure.

(d) Non-Public Information. Following the Disclosure Time or otherwise as required by applicable law, each of the Company and the Issuer covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Subscriber with any information that constitutes, or the Company or the Issuer, as applicable, reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented in writing to the receipt of such information and agreed with the Company or the Issuer, as applicable, to keep such information confidential. The Company and the Issuer each understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

(e) Listing of Subscriber Shares. The Issuer hereby agrees to cause all Subscriber Shares to be listed on the Nasdaq or the NYSE, as determined by the Issuer, and to ensure and maintain the eligibility of the Subscriber Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(f) Other Subscription Agreements. The Issuer and Company hereby agree that no Other Subscription Agreements will be amended in any material respect following the date of this Subscription Agreement, and each Other Subscription Agreement (other than the Forward Purchase Contract) will reflect the same Purchase Price per Subscriber Committed Share and terms that are not more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement.

(g) Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of the Company’s securities during the period that commenced at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(c). The Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 8(c), the Subscriber will maintain the confidentiality of the existence and terms of the Transactions and the transactions contemplated hereby, provided that Subscriber is permitted to disclose such items to its and its affiliates’ representatives, employees, advisers, and counsel on a need to know basis and who are obligated to keep such information confidential and agree not to trade on any such confidential information, or otherwise where required pursuant to applicable law. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Issuer and the Company expressly acknowledge and agree that (i) the Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(c), and (ii) the Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(c). Notwithstanding the foregoing, (i) in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets, this Section 8(g) shall only apply with respect to the portfolio manager that made the investment decision to purchase the Subscriber Shares covered by this Subscription Agreement and any other portfolio manager that has direct knowledge of this investment and (ii) the representations set forth in this Section 8(g) shall not apply to any other entity, affiliate or client under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Transactions (including the Subscriber’s controlled affiliates and/or affiliates).

(h) Subscriber Undertaking. The Issuer may request from the Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Subscriber Shares, and the Subscriber shall promptly provide such information to the Issuer upon such request, to the extent readily available and to the extent consistent with its internal policies and procedures and within Subscriber’s possession and control or otherwise readily available to Subscriber, and provided that the Issuer agrees to keep confidential any such information provided by the Subscriber.

(i) No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement until the Effectiveness Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Issuer or the Company. For purposes of this Section 8(i), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (A) this Section 8(i) shall not apply to ordinary course, non-speculative hedging transactions entered into at a time when the price of a share of Company Class A Common Stock or an Issuer Share, as reported on the Trading Market, is above $10.00 (any such trade, a “Permitted Hedge”) (but Sections 8(j) and (k) shall apply), (B) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (C) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscriber Shares.

(j) If, prior to the Initial Closing, the Subscriber has entered into any Permitted Hedge and Subscriber has not closed out of such Permitted Hedge as of the Initial Closing, then notwithstanding Section 2 above, Subscriber shall not be issued any additional shares pursuant to Section 2(b), regardless of the Adjustment Period VWAP.

(k) In addition, if the Subscriber enters into any Permitted Hedge after the Initial Closing and prior to the Additional Closing, then notwithstanding Section 2 above (and regardless of the Subscriber’s net position), Subscriber shall not be issued any additional shares pursuant to Section 2(b), regardless of the Adjustment Period VWAP.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by the Issuer to the Subscriber, or the Subscriber to the Issuer, to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the “Agreement End Date” as defined in the Transaction Agreement, as it may be amended pursuant to the Transaction Agreement; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and (ii) each party will be entitled to any remedies at law or in equity to recover reasonable and documented losses, liabilities or damages arising from such breach. The Issuer shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement and the provisions of this Section 9 and Sections 11 and 12 will survive any termination of this Subscription Agreement and continue indefinitely.

10. Registration Rights.

(a) The Issuer agrees that, within thirty (30) calendar days after the Initial Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense), a registration statement registering the resale of the Subscriber Shares (the initial registration statement and any other registration statement that may be filed by the Issuer under this Section 10, the “Registration Statement”). The Issuer shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Transaction Closing and (ii) the second (2nd) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, provided, however, that the Issuer may delay effectiveness of the Registration Statement as may be necessary or advisable in order to permit the registration for resale of the Subscriber Additional Shares (such earlier date as may be delayed, the “Effectiveness Date”). The Issuer agrees that the Issuer will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two (2) years from the date of effectiveness of the initial Registration Statement, (ii) the date on which the Subscriber ceases to hold the Subscriber Shares covered by such Registration Statement, or (iii) the first date on which the Subscriber can sell all of its Subscriber Shares under Rule 144 of the Securities Act without restriction, including without limitation, any volume or manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Issuer’s obligations to include the Subscriber Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Issuer such information regarding the Subscriber, the securities of the Issuer held by the Subscriber and the intended method of disposition of the Subscriber Shares as shall be reasonably requested by the Issuer to effect the registration of the Subscriber Shares (including disclosure of its beneficial ownership of the Subscriber Shares, as determined in accordance with Rule 13d-3 of the Exchange Act), and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscriber Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or for the Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth in this Section 10. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Registration Statement, in which case the Issuer’s obligation to register the Subscriber Shares will be deemed satisfied, or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Issuer Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Issuer Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number Issuer Shares which is equal to the maximum number of Issuer Shares as is permitted by the Commission. In such event, the number of Issuer Shares to be registered for each selling shareholder named in the Registration Statement (including the number of Subscriber Shares to be registered for the Subscriber) shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Issuer Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such additional Issuer Shares (including the applicable Subscriber Shares) and cause such amendment or new Registration Statement to become effective as promptly as practicable thereafter. In addition, in the event the Issuer is unable to register the Subscriber Additional Shares on the Registration Statement (including by delaying the effectiveness thereof), the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Subscriber Additional Shares and cause such amendment or new Registration Statement to become effective as promptly as practicable thereafter. For purposes of this Section 10, “Issuer Shares” and “Subscriber Shares” shall mean, as of any date of determination, the Issuer Shares or Subscriber Shares, as applicable, and any other equity security of the Issuer issued or issuable with respect to such Issuer Shares or Subscriber Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii) advise Subscriber within three (3) Business Days:

(A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subscriber Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events listed above, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscriber Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Subscriber Shares to be listed on each securities exchange or market, if any, on which Issuer Shares have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscriber Shares contemplated hereby.

(c) The Issuer may delay filing or suspend the use of any such registration statement (x) if it determines, upon advice of external legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Issuer’s Annual Report on Form 10-K for its first completed fiscal year, or (z) if the Issuer’s Board of Directors, upon advice of external legal counsel, reasonably believes that such filing or use would materially affect a bona fide business or financing transaction of the Issuer or any of its subsidiaries, or would require premature disclosure of information that could materially adversely affect the Issuer (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay filing or suspend use of any registration statement on more than two occasions or for more than forty-five (45) consecutive calendar days or more than ninety (90) total calendar days, in each case in any 12-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain any material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Subscriber Shares under the Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Issuer that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by applicable law. If so directed by the Issuer, the Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Subscriber Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscriber Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. In addition to the removal of restrictive legends at the Subscriber’s request contemplated by Section 8(a)(iv), during any periods that a Registration Statement registering the resale of the Subscriber Shares is effective or when the Subscriber Shares may be sold pursuant to Rule 144 under the Securities Act or may be sold without restriction under Rule 144, the Issuer shall, at its expense, cause the Issuer’s transfer agent to remove any restrictive legends on any Subscriber Shares sold by the Subscriber within two (2) Business Days of the date that such Subscriber Shares are sold and the Subscriber notifies the Issuer of such sale (and prior to removal the Subscriber provides the Issuer with any customary representations in connection therewith). In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Subscriber Shares without any such legend.

(d) From and after the Initial Closing, the Issuer shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), and the officers, employees, affiliates, directors, partners, members, managers, investment advisors, attorneys and agents of the Subscriber, and each person, if any, who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (the Subscriber and each of the foregoing, a “Subscriber Indemnified Party”), from and against any losses, judgments, claims, damages, liabilities or reasonable costs or expenses (including reasonable external attorneys’ fees) (collectively, “Losses”), that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 10, except to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. Notwithstanding the foregoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) From and after the Initial Closing, the Subscriber shall, severally and not jointly with any Other Subscriber, indemnify, defend and hold harmless the Issuer, and the officers, employees, affiliates, directors, partners, members, managers, attorneys and agents of the Issuer, and each person, if any, who controls the Issuer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Losses, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscriber Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(f) If the indemnification provided under this Section 10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 10 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 10(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 10(f) shall be individual, not joint, and in no event shall the liability of the Subscriber under this Section 10(f) be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscriber Shares giving rise to such indemnification obligation.

(g) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscriber Shares purchased pursuant to this Subscription Agreement.

11. Trust Account Waiver. The Subscriber hereby represents and warrants that it has had the opportunity to read the IPO Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the IPO Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO and is subject to further extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscriber Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscriber Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscriber Shares, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 11 to the contrary, nothing herein shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to the Company (excluding, for the avoidance of doubt, funds released to redeeming stockholders of the Company) and any assets that have been purchased or acquired with any such funds), or (z) be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Company Common Stock other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

12. Miscellaneous.

(a) Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscriber Shares acquired hereunder, if any, subject to applicable securities laws and Subscriber’s rights under Section 10 hereof) may be transferred or assigned by the Subscriber without the prior written consent of the Company and the Issuer, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Initial Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as Subscriber, that is an Accredited Investor or a QIB and is also an Institutional Account, so long as the Subscriber provides the Company and the Issuer with at least three (3) Business Days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Company and the Issuer each of the representations, warranties and covenants of the Subscriber set forth in Section 7 as of the date of such assignment and as of the Initial Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder unless Company and Issuer have consented to such relief. The Company may not transfer or assign all or a portion of its rights under this Subscription Agreement without the prior consent of the Subscriber.

(b) Reliance. The Subscriber acknowledges that the Company, the Issuer, the Placement Agent and the Target will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Subscriber’s obligations hereunder may only be enforced against the Subscriber by the Issuer (or, pursuant to Section 12(o), the Target). Prior to each Closing, the Subscriber agrees to promptly notify the Company and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in any material respect and which would cause any of the conditions to a Closing in Sections 4(a) or 4(b) to not be satisfied. Each of the Company and the Issuer is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Company and the Issuer acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company and the Issuer contained in this Subscription Agreement. Prior to each Closing, the Company and the Issuer agree that the Issuer will promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties made by it set forth herein are no longer accurate in any material respect and which would cause any of the conditions to a Closing in Sections 4(a) or 4(c) to not be satisfied. The Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closings until the expiration of any applicable statute of limitations.

(d) Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. Section 5, Section 6, Section 7 this Section 12(d), Section 12(o) and Section 13 may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(e) Entire Agreement. This Subscription Agreement (including the exhibits and, to the extent applicable, the Lock-Up Addendum attached hereto), constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and/or the Issuer, on the one hand, and the Subscriber, on the other hand, in connection with the Offering).

(f) Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) Counterparts. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile, electronic mail or in .pdf (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including an injunction or injunctions, to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each party hereto further agrees that none of the parties hereto or the Placement Agent or Target shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12(i), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(j) GOVERNING LAW AND JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Venue. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if there is no federal jurisdiction, in the state courts sitting in New York County in the State of New York (the “Chosen Court”) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Subscriber hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

(l) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(m) Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement, and references to any Section or Subsection shall refer to the numbered and lettered Sections and Subsections of this Agreement. As used in this Subscription Agreement, the term: (x) “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Sponsor.

(n) Further Assurances. At each Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(o) Third Party Beneficiaries. The parties hereto agree that (a) the Placement Agent is an express third-party beneficiary of the representations, warranties and covenants of the Company contained in Section 5, the representations, warranties and convents of the Issuer contained in Section 6 and the representations, warranties and convents of the Subscriber contained in Section 7, and its express rights set forth in Section 12(d) and this Section 12(o), and (b) the Target is an express third-party beneficiary of this Agreement. Except for the foregoing, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

13. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Issuer. The Subscriber agrees that neither (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) the Placement Agent, its affiliates or any of its or its affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscriber Shares.

14. Several not Joint. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or any other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscriber Shares or enforcing its rights under this Subscription Agreement.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CF ACQUISITION CORP. V

By:
Name:
Title:

Address for Notice:

CF Acquisition Corp. V
110 East 59th Street

New York, New York 10022

Email: CFV@cantor.com
Attention: Chief Executive Officer

Copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Email:
Attention:

and

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022
Email: smerkel@cantor.com
Attention: Stephen Merkel, General Counsel

[Signature Page to Project Ganymede Subscription Agreement by and among CF Acquisition Corp. V, Satellogic Inc. and the Subscriber party thereto]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

satellogic inc.

By:
Name:
Title:

Address for Notice:

Satellogic Inc.

c/o Nettar Group Inc.

Email: ceo@satellogic.com, gc@@satellogic.com

Attention: Emiliano Kargieman

with a copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman LLP

7 Times Square

New York, NY 10036-6516

Email: areindel@fklaw.com

Attention: Asaf Reindel

and

Greenberg Traurig LLP

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Email: annexa@gtlaw.com

Attention: Alan I. Annex

[Signature Page to Project Ganymede Subscription Agreement by and among CF Acquisition Corp. V, Satellogic Inc. and the Subscriber party thereto]

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:_______________________________________________________________________________

Signature of Authorized Signatory of Subscriber:__________________________________________________________

Name of Authorized Signatory:________________________________________________________________________

Title of Authorized Signatory:_________________________________________________________________________

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Subscriber Shares to Subscriber (if not same as address for notice):

Subscription Amount: $___________________________________

Number of Subscriber Committed Shares:_____________________

Please sign the Lock-Up Addendum and check the box below if the Subscriber wishes for the Lock-Up Addendum to apply. If you sign the Lock-Up Addendum and check the box below, all of the Subscriber’s securities acquired pursuant to this Subscription Agreement will be subject to the lock-up described in the Lock-Up Addendum. Please read the Lock-Up Addendum carefully.

☐	Yes, the Subscriber wishes for the Lock-Up Addendum to apply. If so, please also sign the Lock-Up Addendum.

EIN Number:________________________________________

Jurisdiction of Organization of Subscriber (country and/or state):________________________________________

Name of Account Nominee (if different than Name of Subscriber): _______________________________________

[Signature Page to Project Ganymede Subscription Agreement by and among CF Acquisition Corp. V, Satellogic Inc. and the Subscriber party thereto]

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “institutional account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), (7) or (9) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

☐	(i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	(iii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

☐	(iv)	An insurance company as defined in section 2(13) of the Exchange Act;

☐	(v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

☐	(vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(vii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	(viii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(x)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

☐	(xi)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Issuer;

☐	(xii)	an entity in which all of the equity owners are “accredited investors”;

☐	(xiii)	An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities and owning investments in excess of $5,000,000; and/or

☐	(xiv)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xiii) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Limited Partnership	☐	Corporation

☐	General Partnership	☐	Revocable Trust

☐	Other Type of Trust (indicate type):	________________________________

☐	Other (indicate form of organization):	________________________________

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

Exhibit B

Subscriber Certificate – Non-Redeemed Shares

Pursuant to Section 2(d) of that certain Subscription Agreement, dated July [●], 2021 (the “Subscription Agreement”), between CF Acquisition Corp. V, Satellogic Inc. and the Subscriber named below, the undersigned (“Subscriber”) hereby certifies as follows:

(i)	The Subscriber wishes to decrease the number of Subscriber Committed Shares which it is obligated to purchase under the Subscription Agreement by ____________ Non-Redeemed Shares.

(ii)	The Subscriber hereby represents and warrants that the shares listed in clause (i) qualify as Non-Redeemed Shares. In connection therewith, the Subscriber agrees and acknowledges that in order to qualify as Non-Redeemed Shares, (a) such shares (along with any Related Redemption Rights) must have been held by the Subscriber as of fifth calendar day after the effectiveness of the F-4 Registration Statement, (b) the Subscriber shall not exercise any Redemption Rights with respect to such shares, (c) the Subscriber may not Transfer such shares prior to the Initial Closing Date, and (d) such shares must be voted in favor of each proposal contained in the Proxy Statement. The Subscriber further agrees and acknowledges that it shall not take any action in breach of any of the foregoing clauses (b) – (d).

(iii)	The Subscriber understands and acknowledges that no Additional Subscriber Shares will be issued in respect of Non-Redeemed Shares the Subscriber does not hold through the Effectiveness Date.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

[Insert Subscriber name]

By:
Name:
Title:

Exhibit C

Subscriber Certificate – Additional Shares

Pursuant to Section 4(b)(iii) of that certain Subscription Agreement, dated July [●], 2021 (the “Subscription Agreement”), between CF Acquisition Corp. V, Satellogic Inc. and the Subscriber named below, the undersigned (“Subscriber”) hereby certifies as follows:

(i)	The representations, warranties, agreements and acknowledgments of Subscriber contained in Section 7 of the Subscription Agreement are true and correct as of the date hereof as if made on the date hereof (subject to the specified time periods, as applicable, qualifying such representations and warranties).

(ii)	From the date of the Subscription Agreement until the Effectiveness Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber engaged in any Short Sales with respect to securities of the Issuer or the Company in violation of Section 8 of the Subscription Agreement.

(iii)	The Subscriber did not, effective as of the Initial Closing, hold any Permitted Hedge, and has not, since the Initial Closing, entered into any Permitted Hedge.

(iv)	If Subscriber decreased its Subscriber Committed Shares by any Non-Redeemed Shares, the Subscriber hereby represents that, as of the Effectiveness Date, it held ______________ of such Non-Redeemed Shares.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

[Insert Subscriber name]

By:
Name:
Title:

Lock-Up Addendum to Subscription Agreement

In the event the Subscriber has signed this lock-up addendum (this “Lock-Up Addendum”) and checked the box marked “Yes, the Subscriber wishes for the Lock-Up Addendum to apply” on the signature page to the Subscription Agreement to which this Lock-Up Addendum is attached, this Lock-Up Addendum, and the representations, warranties, agreements, acknowledgments, and terms and conditions set forth herein, shall be deemed to form part of the Subscription Agreement to which this Lock-Up Addendum is attached. Capitalized terms used in this Lock-Up Addendum but not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement. Except where the context requires otherwise, references in this Lock-Up Addendum to the Subscription Agreement are to the Subscription Agreement as amended by and including this Lock-Up Addendum.

1. PIPE Warrants.

(a) In addition to the Subscriber Shares referenced in the Subscription Agreement, in exchange for the Subscriber’s agreement to be bound by the terms, conditions, agreements and acknowledgments set forth in this Lock-Up Addendum, on the Initial Closing Date, the Issuer shall issue to the Subscriber, and the Subscriber shall subscribe from the Issuer, warrants to purchase a number of Issuer Shares equal to the Subscriber Committed Shares at an exercise price of $20.00 per share (the “Subscriber PIPE Warrants”). The Issuer Shares underlying the Subscriber PIPE Warrants are hereinafter referred to as the “Subscriber Warrant Shares”. The Subscriber Shares, the Subscriber PIPE Warrants and the Subscriber Warrant Shares are collectively referred to as the “Subscriber Securities.”

(b) The issuance of the Subscriber PIPE Warrants is contingent upon the Transaction Closing. In the event the Initial Closing occurs but the Second Merger does not occur within the time period set forth in Section 3(c) of the Subscription Agreement and the Subscriber Committed Shares are cancelled as set forth therein, the Subscriber PIPE Warrants shall also be cancelled and have no force or effect.

(c) Each Subscriber PIPE Warrant shall be exercisable as and from the Transaction Closing, and shall expire on the fifth anniversary thereof.

(d) The Issuer represents and warrants that the Subscriber PIPE Warrants, when issued and delivered in the manner set forth herein, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy. The Issuer further represents and warrants that upon the issuance of the Subscriber PIPE Warrants, the Subscriber Warrant Shares underlying such warrants shall have been reserved for issuance.

(e) The Issuer represents and warrants that upon issuance in accordance with and payment pursuant to the terms of that certain warrant agreement to be entered into between the Issuer and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent (the “Warrant Agreement”), each of the Subscriber Warrant Shares will be validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s articles of association (as in effect at such time of issuance). The Warrant Agreement will be substantially similar to the warrant agreement dated January 28, 2021, between the Company and Continental, expect with respect to the exercise price and that the Subscriber Warrants will be non-redeemable.

(f) The term “Subscriber Committed Shares” as used in Section 3 of the Subscription Agreement shall be deemed to include the Subscriber PIPE Warrants, as the context requires.

(g) The term “Subscriber Shares” as used in Sections 4, 5(c), 6(d), 6(e), 6(g), 6(l), 7, 8 (except for clause (e) thereof) and 11 – 14 of the Subscription Agreement shall be deemed to include the Subscriber PIPE Warrants and the Subscriber Warrant Shares, as the context requires. The term “Subscriber Shares” as used in Sections 8(e) and 10 of the Subscription Agreement shall be deemed to include the Subscriber Warrant Shares.

2. Lock-Up

(a) Subject to clause (b) below, the Subscriber agrees that it shall not, and shall not permit any of its Permitted Transferees to Transfer any Subscriber Securities prior to the expiration of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in clause (a) above, Subscriber or its Permitted Transferees may Transfer Subscriber Securities during the Lock-Up Period (i) to an affiliate of Subscriber, or (ii) to any fund or account managed by the same investment manager as Subscriber, provided that any transferee permitted by clauses (i) or (ii) must be an Accredited Investor or a QIB and an Institutional Account, provided further that any such transferee must enter into a written agreement with the Issuer agreeing to be bound by the transfer restrictions in this Section 2 of this Lock-Up Addendum.

(c) For purposes of this Section 2 of this Addendum, (i) “Lock-Up Period” means the period commencing on the Initial Closing Date and expiring on the second (2nd) anniversary of the Transaction Closing, and (ii) “Permitted Transferees” means any entity to whom Subscriber or a Permitted Transferee is permitted to Transfer Subscriber Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(b) of this Lock-Up Addendum.

(d) During the Lock-Up Period, each certificate evidencing any Subscriber Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP ADDENDUM TO SUBSCRIPTION AGREEMENT DATED AS OF JULY [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SUBSCRIPTION AGREEMENT (INCLUDING THE LOCK-UP ADDENDUM) WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

{SUBSCRIBER SIGNATURE PAGE TO LOCK-UP ADDENDUM TO SUBSCRIPTION AGREEMENT}

Please complete sign below only if you wish for the Lock-Up Addendum to apply to your Subscription Agreement.

Name(s) of Subscriber:______________________________________________________________

Signature of Authorized Signatory of Subscriber:__________________________________________

Name of Authorized Signatory:_________________________________________________________

Title of Authorized Signatory:__________________________________________________________

[Signature Page to Project Ganymede Lock-Up Addendum to Subscription Agreement by and among CF Acquisition Corp. V, Satellogic Inc. and the Subscriber party thereto]